Exhibit 10.2

WAIVER AND ACKNOWLEDGEMENT TO CONTRIBUTION AND IMPLEMENTATION AGREEMENT

This Waiver and Acknowledgement (this “Waiver”) is entered into as of April 2, 2015, and is granted and agreed pursuant to the Contribution and Implementation Agreement (the “Agreement”), entered into as of December 23, 2014, by and among Colony Financial, Inc., a Maryland corporation (“CFI”), Colony Capital Operating Company, LLC (formerly known as CFI RE Masterco, LLC), a Delaware limited liability company and wholly owned subsidiary of CFI, Colony Capital, LLC, a Delaware limited liability company (“CC”), Colony Capital Holdings, LLC, a Delaware limited liability company, and Colony Capital OP Subsidiary, LLC, a Delaware limited liability company and wholly owned subsidiary of CC (“NewCo”), CCH Management Partners I, LLC, a Delaware limited liability company, FHB Holding LLC, a Delaware limited liability company and Richard Saltzman.

Each capitalized term used and not defined herein takes its meaning from the Agreement.

WHEREAS, pursuant to Section 11.3 of the Agreement, the parties thereto may waive compliance with any obligation, covenant, agreement or condition of the Agreement;

WHEREAS, Section 7.15 of the Agreement states that “CC and CFI shall, promptly after the [signing] date [t]hereof, prepare and file Form ADV and other forms or schedules required to be filed in order to register a wholly owned Subsidiary of NewCo with the SEC as an investment adviser under the Investment Advisers Act of 1940.”;

WHEREAS, Section 8.1 of the Agreement states, among certain other conditions, that “the respective obligations of each party to effect the Closing shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions: …. (e) A wholly owned Subsidiary of NewCo shall have been registered with the SEC as an investment adviser under the Investment Advisers Act of 1940.”;

WHEREAS, the parties hereto and to the Agreement desire to waive the obligations, covenants, agreements and conditions set forth in Section 7.15 and Section 8.1(e) of the Agreement and provide that CC and CFI shall, promptly following the Closing, file Form ADV and other forms or schedules required to be filed in order to register Colony Capital Investment Advisors, LLC (formerly known as Colony Capital OP Subsidiary TRS, LLC), a Delaware limited liability company and an indirect, wholly owned subsidiary of NewCo (“CCIA”) with the SEC as an investment adviser under the Advisers Act;

WHEREAS, Section 2.1(a)(i) of the Agreement provides, among other things, that CC shall contribute to NewCo the CC Contributed Assets, which include all of the equity interests held by CC in each of the Contributed Entities;

WHEREAS, Section 1.1(c) of the CC Disclosure Letter states that Colony Capital Sarl (Lebanon) shall be a CC Contributed Entity;

WHEREAS, Section 7.2 of the Agreement states, among other provisions, that CC will, after the signing of the Agreement, “preserve intact its business organization” and will not “amend the Organizational Documents of any Subject Entity”, nor “sell, pledge, dispose of, transfer, lease, license or encumber any material property or assets that would otherwise be CC Contributed Assets”;

WHEREAS, the parties hereto and to the Agreement desire that Colony Capital Sarl (Lebanon) (“CC Lebanon”) be liquidated, that CC retain CC Lebanon as a CC Retained Entity and that CC Lebanon shall not be a CC Contributed Entity;

WHEREAS, Section 7.22(b) of the Agreement states that “(b) [w]ithout limiting CFI’s obligations in Section 7.22(a) above, in the event that the Initial Resale Registration Statement has not been declared effective by the SEC on the date that is five Business Days prior to the anticipated Closing Date, (i) CC shall provide written notice (“Share Retention Notice”) to CFI of the percentage of New Shares and corresponding number of New Shares to be retained by CFI to satisfy any Tax obligations of Richard B. Saltzman in respect of the New Shares; (ii) CFI shall retain from New Shares to be delivered to CC pursuant to Section 3.3(b)(ii) a number of New Shares as specified in the Share Retention Notice, as the same may be updated by CC prior to Closing to reflect changes to the Disbursement Schedule and the Estimated Closing Statement in accordance with Section 3.2(b) between the date of the Share Retention Notice and the Closing Date; and (iii) CFI shall, within 30 days following the Closing (or promptly following the Closing, and in any event on or prior to the applicable due date, if Richard B. Saltzman is obligated to pay Tax in respect of the New Shares prior to the 30th day following the Closing), pay an amount in cash to the applicable federal and state taxing authorities equal to the number of New Shares so retained multiplied by the closing price of CFI Common Stock on the Closing Date; provided that any amount so paid to such taxing authorities shall be treated for all purposes of this Agreement as having been paid to Richard B. Saltzman; provided, further that if the Initial Resale Registration Statement is declared effective by the SEC by the earlier of (x) the 30th day following the Closing and (y) the fifth Business Day prior to the applicable due date, then CFI shall deliver to CC the New Shares retained under clause (ii) in lieu of the cash to be paid under clause (iii)”; and

WHEREAS, the parties hereto and to the Agreement desire to waive certain of the provisions of Section 7.22(b) of the Agreement and take the actions specified in Section 1.3 of this Waiver.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, each of the parties hereto agrees as follows:

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SECTION 1.	WAIVER AND ACKNOWLEDGEMENT

1.1 Registration of CCIA.

(a) Each of the parties hereto waives hereby all of the obligations, covenants and agreements of each of CC and CFI under Section 7.15 of the Agreement to prepare and file, promptly after the signing date of the Agreement, Form ADV and other forms or schedules required to be filed in order to register a wholly owned Subsidiary of NewCo with the SEC as an investment adviser under the Advisers Act.

(b) Each of the parties hereto waives hereby the condition under Section 8.1(e) of the Agreement that, at or prior to the Closing, a wholly owned Subsidiary of NewCo shall have been registered with the SEC as an investment adviser under the Investment Advisers Act of 1940.

(c) Each of the parties hereto acknowledges and agrees that CC and CFI shall, promptly following the Closing, file Form ADV and other forms or schedules required to be filed in order to register CCIA with the SEC as an investment adviser under the Advisers Act. Each of the parties hereto acknowledges that CCIA is intended to be a successor to CC’s registration as an investment adviser under the Advisers Act and CC agrees to cooperate with CFI’s succession to such registration.

1.2 CC Lebanon.

(a) Each of the parties hereto waives hereby all of the obligations, covenants and agreements of CC (i) under Section 2.1(a)(i) of the Agreement, to contribute the equity interests of CC Lebanon to NewCo in connection with the CC Pre-Closing Contribution and (ii) under Section 7.2 of the Agreement, only to the extent that such obligations, covenants and agreements would prohibit the liquidation of CC Lebanon.

(b) Each of the parties hereto acknowledges hereby that CC Lebanon shall be deemed to be a CC Retained Entity, and shall be deemed not be a CC Contributed Entity for all purposes under the Agreement.

(c) CC represents and warrants to CFI and OP that (i) Exhibit A hereto contains true, correct and complete copies of the statement of financial position of CC Lebanon as of December 31, 2014, the related statements of comprehensive income, changes in equity and cash flows for the fiscal year ended December 31, 2014 and the notes thereto (collectively, the “CC Lebanon Financial Statements”). The CC Lebanon Financial Statements present fairly in all material respects the financial condition and the results of operations of CC Lebanon as of such dates and for such periods, and have been prepared in accordance with the International Financial Reporting Standards (as in effect on the date of the CC Lebanon Financial Statements), applied on a consistent basis during the periods involved and (ii) since December 31, 2014, CC Lebanon has not conducted any operations or business or acquired any assets.

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1.3 Actions relating to the Initial Resale Registration Statement. Each of the parties hereto agrees and acknowledges hereby that, notwithstanding that CFI intends to have the Initial Resale Registration Statement declared effective by the SEC on or prior to the earlier of (x) the 30th day following the Closing and (y) the fifth Business Day prior to the applicable due date, (i) CFI shall retain from New Shares to be delivered to CC pursuant to Section 3.3(b)(ii) 1,368,653 New Shares and (ii) CFI shall, on or prior to the applicable due date on which Richard B. Saltzman is obligated to pay Tax in respect of the New Shares (but in no event later than June 15, 2015), pay an amount in cash to the applicable federal and state taxing authorities equal to the number of New Shares so retained multiplied by the closing price of CFI Common Stock on the Closing Date; provided that any amount so paid to such taxing authorities shall be treated for all purposes of this Agreement as having been paid to Richard B. Saltzman.

SECTION 2.	MISCELLANEOUS

(a) Except as expressly provided herein, the Agreement remains unchanged and continues in full force and effect. This Waiver is not an amendment of or waiver to any other provision of the Agreement not expressly referred to herein and is not to be construed as a waiver or consent to any further action by any of the parties to the Agreement except as expressly provided for herein. For the avoidance of doubt, this Waiver shall be subject to the general provisions contained in Article 11 of the Agreement, which are incorporated herein by reference.

(b) This Waiver shall be governed by and construed in accordance with the laws of the State of Delaware with respect to all other matters, issues and questions, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(c) Each party hereto stipulates that any dispute or disagreement between or among any of the parties hereto as to the interpretation of any provision of, or the performance of obligations under, this Waiver shall be commenced and prosecuted in its entirety in, and consents to the exclusive jurisdiction and proper venue of, the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any federal court located within the State of Delaware), and each party hereto consents to personal and subject matter jurisdiction and venue in such courts and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of its present or future domiciles, or by any other reason, for any such dispute or disagreement. The parties hereto acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries.

(d) This Waiver may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same

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instrument. This Waiver will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Waiver may be executed by facsimile or pdf signature and a facsimile or pdf signature will constitute an original for all purposes. At the request of any party, the parties will confirm a facsimile of pdf transmission by signing a duplicate original document.

(e) THE PARTIES WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS WAIVER, OR THE MAKING, PERFORMANCE OR INTERPRETATION THEREOF, INCLUDING FRAUDULENT INDUCEMENT THEREOF.

***

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the day and year first above written.

COLONY CAPITAL HOLDINGS, LLC

By: Thomas J. Barrack, Jr., its sole managing member

By:	/s/ Thomas J. Barrack, Jr.
Thomas J. Barrack, Jr.

COLONY CAPITAL, LLC

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

COLONY FINANCIAL, INC.

By:	/s/ Darren J. Tangen
	Name:	Darren J. Tangen
	Title:	Chief Operating Officer,
Chief Financial Officer and
Treasurer

COLONY CAPITAL OPERATING COMPANY, LLC

By: Colony Financial, Inc., its managing member

By:	/s/ Darren J. Tangen
	Name:	Darren J. Tangen
	Title:	Chief Operating Officer,
Chief Financial Officer
and Treasurer

[Signature Page to Waiver under Contribution Agreement]

COLONY CAPITAL OP SUBSIDIARY, LLC

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

CCH MANAGEMENT PARTNERS I, LLC

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

FHB HOLDING LLC

By:	/s/ Henry G. Brauer
	Name:	Henry G. Brauer
	Title:	Manager

RICHARD B. SALTZMAN

By:	/s/ Richard B. Saltzman
Richard B. Saltzman

[Signature Page to Waiver under Contribution Agreement]

Exhibit A

December 31, 2014 Financial Statements of Colony Capital (Offshore) SAL

(see attached)

COLONY CAPITAL (OFFSHORE) SAL

FINANCIAL STATEMENTS

31 DECEMBER 2014

Ernst & Young p.c.c. Commerce & Finance Building 1st Floor Kantari, Beirut P.O. Box: 11-1639, Riad el Solh Beirut -1107 2090, Lebanon	Tel: +961 1 760 800 Fax: +961 1 760 822/3 beirut@lb.ey.com ey.com/mena

INDEPENDENT AUDITORS’ REPORT TO THE SHAREHOLDERS OF COLONY CAPITAL (OFFSHORE) SAL

We have audited the accompanying financial statements of Colony Capital (Offshore) SAL (‘the Company’), which comprise the statement of financial position as at 31 December 2014 and the statement of comprehensive income, statement of changes in equity and statement of cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatements, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of Colony Capital (Offshore) SAL as at 31 December 2014 and of its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards.

Emphasis of Matter

Without qualifying our opinion, we draw attention to the following:

1-	As discussed in Note 2 to the financial statements, the ability of the Company to continue to carry out its activities is dependent on the availability of adequate financial support. The financial statements have been prepared on a going concern basis which assumes that such financial support will be available from the Parent Company.

2-	Accumulated losses of the Company exceeded 75% of its capital as of 31 December 2014. According to the Lebanese Code of Commerce, the Board of Directors should call for an extraordinary general assembly to take appropriate measures.

Ernst & Young

16 January 2015
Beirut, Lebanon
A member firm of Ernst & Young Global Limited Civil Register - 61 - Capital L.L. 6,000,000 fully paid

COLONY CAPITAL (OFFSHORE) SAL

STATEMENT OF COMPREHENSIVE INCOME

For the year ended 31 December 2014

	Notes	2014 US$	2013 US$

Finance costs		(1,916)	(67)
General and administrative expenses	4	(199,242)	(3,523)
Depreciation expense	5	(1,519)	—

LOSS BEFORE TAX		(202,677)	(3,590)

Offshore companies’ tax	6	(663)	(663)

LOSS FOR THE YEAR		(203,340)	(4,253)

Other comprehensive income for the year		—	—

TOTAL COMPREHENSIVE LOSS FOR THE YEAR		(203,340)	(4,253)

The attached notes 1 to 13 form part of these financial statements.

COLONY CAPITAL (OFFSHORE) SAL

STATEMENT OF FINANCIAL POSITION

As at 31 December 2014

	Notes	2014 US$	2013 US$
ASSETS
Non currents assets
Property and equipment	5	13,611	—

Current assets
Due from a related party	7	—	247,571
Accounts receivable and prepayments		2,292	—
Bank balances and cash		17,550	125

Total current assets		19,842	247,696

TOTAL ASSETS		33,453	247,696

DEFICIENCY OF ASSETS AND LIABILITIES
Deficiency of assets
Share capital	8	20,000	20,000
Accumulated losses		(1,434,787)	(1,231,447)

Total deficiency of assets		(1,414,787)	(1,211,447)

Current liabilities
Due to a related party	7	1,423,965	1,451,616
Accounts payable and accruals	9	24,275	7,527

Total liabilities		1,448,240	1,459,143

TOTAL DEFICIENCY OF ASSETS AND LIABILITIES		33,453	247,696

The financial statements were authorized for issue on 16 January 2015 by:

Thomas Barrack, JR
Chairman - General Manager

The attached notes 1 to 13 form part of these financial statements.

COLONY CAPITAL (OFFSHORE) SAL

STATEMENT OF CHANGES IN EQUITY

For the year ended 31 December 2014

	Share capital US$	Accumulated losses US$	Total US$
Balance at 1 January 2013	20,000	(1,227,194)	(1,207,194)
Total comprehensive loss for 2013	—	(4,253)	(4,253)

Balance at 31 December 2013	20,000	(1,231,447)	(1,211,447)
Total comprehensive loss for 2014	—	(203,340)	(203,340)

Balance at 31 December 2014	20,000	(1,434,787)	1,414,787

The attached notes 1 to 13 form part of these financial statements

COLONY CAPITAL (OFFSHORE) SAL

STATEMENT OF CASH FLOWS

For the year ended 31 December 2014

	Notes	2014 US$	2013 US$

OPERATING ACTIVITIES
Loss for the year		(203,340)	(4,253)

Adjustments for:
Depreciation expense	5	1,519	—

		(201,821)	(4,253)

Working capital changes:
Accounts receivable and prepayments		(2,292)	—
Accounts payable and accruals		16,748	3,523

Net cash used in operating activities		(187,365)	(730)

INVESTING ACTIVITIES:
Purchase of property and equipment	5	(15,130)	—

Net cash used in investing activities		(15,130)	—

FINANCING ACTIVITY
Balances with related parties		219,920	663

Net cash from financing activity		219,920	663

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		17,425	(67)

Cash and cash equivalents at 1 January		125	192

CASH AND CASH EQUIVALENTS AT 31 DECEMBER		17,550	125

The attached notes 1 to 13 form part of these financial statements

COLONY CAPITAL (OFFSHORE) SAL

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014

1	CORPORATE INFORMATION

Colony Capital (Offshore) SAL is a shareholding company registered in Beirut under the Commercial Registration No. 1801767 dated 16 February 2007. The objective of the company is to negotiate and sign contracts and agreements in respect of operations and transactions outside the Lebanese territory, and the preparation of studies and consultations which shall be utilized outside Lebanon. The Company is 99.9% owned by Colony Capital LLC, a United States corporation. The Company’s registered head office is at A1 Marfaa, Foche Street, Beirut, Lebanon.

In accordance with the Extraordinary General Assembly held on 23 June 2011, the shareholders decided to dissolve the Company.

In accordance with the Company’s extraordinary General Assembly dated 15 March 2013, the shareholders decided to withdraw the decision related to the dissolution and liquidation of the Company adopted by virtue of the extraordinary General Assembly held on 23 June 2011 and therefore the Company shall continue its activities without interruption.

2	FUNDAMENTAL ACCOUNTING CONCEPT

The Company incurred a loss of US$ 203,340 for the year ended 31 December 2014 which led to a deficiency of assets of US$ 1,414,787 as of 31 December 2014. These factors raise substantial doubt that the Company will be able to continue as a going concern. The continuation of the Company’s activities is dependent on the availability of adequate financial support. The financial statements have been prepared on a going concern basis, because the major shareholder of the Company, Colony Capital LLC, agreed to provide adequate funds for the Company to meet its liabilities as they fall due.

3	SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

The financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

The financial statements have been presented in US Dollars.

The financial statements are prepared on a historical cost basis.

Changes in accounting policies

The accounting policies adopted are consistent with those of the previous financial year, except for the following amendments to IFRS effective as of 1 January 2014:

•	Recoverable Amount Disclosures for Non-Financial Assets – Amendments to IAS 36

•	Investment Entities (Amendments to IFRS 10, IFRS 12 and IAS 27)

•	Offsetting Financial Assets and Financial Liabilities - Amendments to IAS 32

•	Novation of Derivatives and Continuation of Hedge Accounting – Amendments to IAS 39

The adoption of the above new standard and amendments to standards did not impact the financial position or performance of the Company.

Income tax

Taxes are accrued for in accordance with the Lebanese Income Tax Law.

Cash and cash equivalents

Cash and cash equivalents comprise of cash on hand and bank balances and short-term deposits with an original maturity of three months or less.

Accounts payable and accruals

Liabilities are recognized for amounts to be paid in the future for goods or services received, whether billed by the supplier or not.

Accounts receivable

Accounts receivable are stated at original invoice amount less a provision for any uncollectible amounts. An estimate for doubtful debts is made when collection of the full amount is no longer probable. Bad debts are written off when there is no possibility of recovery.

COLONY CAPITAL (OFFSHORE) SAL

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014

3	SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency transactions

Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the statement of financial position date. All differences are taken to the statement of comprehensive income.

Fair values

The fair value of interest-bearing items is estimated based on discounted cash flows using interest rates for items with similar terms and risk characteristics.

4	GENERAL AND ADMINISTRATIVE EXPENSES

	2014 US$	2013 US$

Salaries and related benefits	73,259	—
Office rent	55,001	—
Professional fees	18,220	2,860
Transportation and telecommunications	17,919	—
Maintenance	10,826	—
Water and electricity expenses	8,693	—
Office supplies and stationery	6,291	—
Taxes	6,965	—
Gifts	2,012	—
Others	56	663

	199,242	3,523

5	PROPERTY AND EQUIPMENT

	Computer equipment US$	Office equipment US$	Furniture and fixtures US$	Total US$

Cost
At 1 January 2014	—	—	—	—
Additions	3,431	605	11,094	15,130

At 31 December 2014	3,431	605	11,094	15,130

Depreciation
At 1 January 2014	—	—	—	—
Depreciation charge for the year	687	48	784	1,519

At 31 December 2014	687	48	784	1,519

Net carrying value
At 31 December 2014	2,744	557	10,310	13,611

During 2014, the Company purchased fixed assets amounting to US$ 12,758 from Colony Capital SARL, a related party.

COLONY CAPITAL (OFFSHORE) SAL

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014

6	OFFSHORE COMPANIES’ TAX

As required by the legislative decree No 46 dated 24 June 1983 amended by Law No 19 dated 5 September 2008, the Company is exempted from income tax on profits which is set at a fixed annual amount of LL 1 million (equivalent to US$ 663).

7	BALANCES WITH RELATED PARTIES

	2014 US$	2013 US$

Due from related party:
Colony Capital SARL	—	247,571

Due to related party:
Colony Capital LLC (Parent Company)	1,423,965	1,451,616

Transactions with related parties are disclosed under note 5 to the financial statements.

The above balances do not carry interest and have no repayment dates

8	SHARE CAPITAL

Share capital consists of 2,000 shares of US$ 10 each, authorized, issued and fully paid as of 31 December 2014 (2013: same).

9	ACCOUNTS PAYABLE AND ACCRUALS

	2014 US$	2013 US$

Accrued professional services	14,721	6,864
Tax payable	5,271	663
Other	4,283	—

	24,275	7,527

10	RELATED PARTY TRANSACTIONS

Related parties represent associated companies, partners, directors and key management personnel of the Company, and entities controlled, jointly controlled or significantly influenced by such parties. Pricing policies and terms of these transactions are approved by the Company’s management.

Balances with related parties included in the statement of financial position are disclosed under note 7 to the financial statements.

Transactions with related parties included in the statement of comprehensive income are disclosed under note 5 to the financial statements.

11	COMMITMENTS AND CONTINGENCIES

The Company’s books have not been inspected by the Department of Income Tax, Value Added Tax and National Social Security Fund since inception. The ultimate outcome of any review that may take place cannot presently be determined.

COLONY CAPITAL (OFFSHORE) SAL

NOTES TO THE FINANCIAL STATEMENTS

31 December 2014

12	RISK MANAGEMENT

Interest	rate risk

The Company is exposed to minimal interest rate risk on its bank deposits.

Credit risk

Credit risk is the risk that the Company will incur losses because its counterparties fail to discharge their contractual obligations. The Company is exposed to credit risk with respect to its bank balances and due from related parties as recognized in the statement of financial position.

The Company seeks to limit its credit risk with respect to banks by dealing with banks of good reputation.

The Company’s related parties are considered to be highly credit-worthy.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its commitments associated with financial liabilities when they fall due.

The Company limits its liquidity risk by ensuring necessary facilities from the parent company are available.

The table below summarizes the maturities of the Company’s undiscounted financial liabilities based on contractual payment dates and current market interest rates.

At 31 December 2014	Less than 3 months US$

Due to a related party	1,423,965
Accounts payable and accruals	24,275

1,448,240

At 31 December 2013	Less than 3 months US$

Due to a related party	1,451,616
Accounts payable and accruals	7,527

1,459,143

Currency risk

Currency risk is the risk that the value of a financial instrument will fluctuate due to changes in foreign exchange rates.

The majority of the Company’s transactions are denominated in US Dollars which is the Company’s functional and presentation currency. Accordingly, the Company is not exposed to significant currency risks.

13	FAIR VALUES OF FINANCIAL INSTRUMENTS

Financial instruments comprise of financial assets and financial liabilities.

Financial assets consist of cash and bank balances and due from related parties. Financial liabilities consist of payables and due to related parties.

The fair values of financial instruments are not materially different from their carrying values as of the date of the statement of financial position.